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                                                                     EXHIBIT 3.1

                                    FORM OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         INTERPLAY ENTERTAINMENT CORP.

The undersigned hereby certifies that:

     1. She is the duly elected and acting Secretary of Interplay Entertainment Corp., a Delaware corporation (the "Corporation").

     2. The present name of the corporation (hereinafter called the "Corporation") is Interplay Entertainment Corp., which is the name under which the Corporation was originally incorporated; the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 1998.

     3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     4. The Certificate of Incorporation of the Corporation, as amended and restated herein, at the effective time of filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, shall read in full as follows:

              "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         INTERPLAY ENTERTAINMENT CORP.


                                   ARTICLE 1

     The name of this Corporation is Interplay Entertainment Corp.


                                   ARTICLE 2

     The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is Corporation Service Company.


                                   ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.
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                                   ARTICLE 4

     The total number of shares of all classes of stock which this Corporation shall have authority to issue is 55,000,000, of which (i) 50,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.


                                   ARTICLE 5

     (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be between seven (7) and nine (9), unless changed by amendment to this Certificate of Incorporation, with such number being initially fixed at seven
(7). The exact number of directors constituting the whole Board of Directors may be changed from time to time by the Board of Directors, within the limits provided above, in accordance with the Bylaws of the Corporation.

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     (b) At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which, in the absence of this provision (b), such stockholder would have been entitled to cast for the election of directors with respect to such stockholder's shares of stock, multiplied by the number of directors to be elected by such stockholder. Such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

     (c) Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.


                                   ARTICLE 6

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE 7

     This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided; however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.
Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the

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benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article Seven shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article Seven shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.


                                   ARTICLE 8

     In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation, subject to the right of stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.


                                   ARTICLE 9

     Stockholders of the Corporation may not take action by written consent in lieu of a meeting. Any action contemplated by the stockholders must be taken at a duly called annual or special meeting.


                                  ARTICLE 10

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                  ARTICLE 11

     The Corporation is to have perpetual existence."


IN WITNESS WHEREOF, Interplay Entertainment Corp. has caused this certificate to be signed by the undersigned, and the undersigned has executed this certificate and does affirm the foregoing as true under penalty of perjury this ___ day of May, 1998.



                                       ---------------------------------------
                                       Lisa A. Latham, Secretary

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